                         SECURITIES AND EXCHANGE COMMISSION


                               WASHINGTON, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                         Date of Report:  February 24, 1998

                  AmeriCredit Automobile Receivables Trust 1997-A
               (Exact Name of Registrant as specified in its charter)


         United States                 333-17981               88-0359494
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
       of Incorporation)                                  Identification Number)


                              c/o AmeriCredit Financial
                                    Services, Inc.
                             Attention: Daniel E. Berce
                                  200 Bailey Avenue
                                Fort Worth, TX  76107
                                (Address of Principal
                                  Executive Office)

                                    (817) 332-7000
                              Registrant's phone number

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Item 5.   Other Events

     Information relating to distributions to Note and Certificate holders for the January, 1998, Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes and the Certificates, is contained in the Servicer's Certificate for the referenced Collection Period provided to Note and Certificate holders pursuant to the Sale and Servicing Agreement dated as of March 1, 1997 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and LaSalle National Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.   Financial Statements, Exhibits

     Exhibit No.    Exhibit
     -----------    -------

        1. Servicer's Certificate for the January, 1998 Collection Period relating to the Notes and the Certificates issued by the Registrant pursuant to the Agreement.









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                                   EXHIBIT INDEX

Exhibit
-------

   1. Servicer's Certificate for the January, 1998 Collection Period relating to the Notes and Certificates issued by the Registrant.


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                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 1997-A

By: AmeriCredit Financial Services, Inc., as Servicer


/s/  Daniel E. Berce
     Daniel E. Berce
     Vice Chairman and
     Chief Financial Officer



February 24, 1998